Exhibit 10.34.1

EXECUTION COPY

AMENDMENT NO. 1 TO THE

CREDIT AGREEMENT

This AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of June 22, 2020, is entered into by and among XYLEM INC., an Indiana corporation (the “Company”), the Lenders (as such term is defined below) executing this Amendment on the signature pages hereto and Citibank, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)    The Company, the banks, financial institutions and other institutional lenders are parties to the Five-Year Revolving Credit Facility Agreement dated as of March 5, 2019 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)    By execution below, the Company and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1.    Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a)    The second sentence of the definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is amended by deleting the phrase “Leverage Ratio” and replacing it with “Leverage Ratio or Net Leverage Ratio, as applicable,”.

(b)    Section 1.01 of the Credit Agreement is further amended by adding the following definitions in the appropriate alphabetical order:

“Amendment No. 1 Effective Date” means June 22, 2020.

“Net Leverage Ratio” shall mean, at any time, the ratio of (a) Consolidated Total Indebtedness minus Unrestricted Cash and Cash Equivalents at such time to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended at or most recently prior to such time.

“Unrestricted Cash and Cash Equivalents” shall mean unrestricted cash and cash equivalents held by the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

(c)    Section 3.13 of the Credit Agreement is amended in full to read as follows:

Section 3.13    Affected Financial Institution. No Borrower is an Affected Financial Institution (as defined in Section 10.21).

(d)    Section 6.05 of the Credit Agreement is amended in full to read as follows:

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SECTION 6.05.    Leverage Ratio. (a) at any time after September 30, 2021, permit the Leverage Ratio to be greater than 3.5 to 1.00; provided that, upon written notice (such notice, an “Increase Leverage Notice”) to the Administrative Agent from the Company (which the Administrative Agent shall promptly provide to the Lenders) that a Material Acquisition has been consummated, the Company will be permitted to maintain a Leverage Ratio of not greater than 4.00 to 1.00 for the period of four consecutive fiscal quarters immediately following the consummation of such acquisition; provided, further, that after the effectiveness of such an Increase Leverage Notice, the Company shall maintain a Leverage Ratio of 3.50 to 1.00 or less for not fewer than four fiscal quarters before a subsequent Increase Leverage Notice may be delivered to the Administrative Agent; and

(b)    At any time during any fiscal quarter ended on or prior to September 30, 2021, permit the Net Leverage Ratio to be greater than the ratio set opposite such fiscal quarter as listed below:

Fiscal Quarter Ending	Net Leverage Ratio
June 30, 2020	4.25 to 1.00
September 30, 2020	4.25 to 1.00
December 31, 2020	4.25 to 1.00
March 31, 2021	4.00 to 1.00
June 30, 2021	3.50 to 1.00
September 30, 2021	3.50 to 1.00

(c)    Notwithstanding anything to the contrary set forth herein, with respect to any Material Acquisition, until (and including) the earlier of (A) the date such Material Acquisition is consummated and (B) the date on which the acquisition agreement in respect of such Material Acquisition terminates or expires, any Indebtedness incurred by the Company or any of its Subsidiaries to finance such Material Acquisition shall be disregarded for the purpose of determining compliance with Section 6.05(a) to the extent that, and so long as, the cash proceeds of such Indebtedness are held in escrow on customary terms.

(e)    Article VI of the Credit Agreement is amended by adding to the end thereof a new Section 6.06 to read as follows:

SECTION 6.06.    Stock Buybacks. At any time prior to March 31, 2021, enter into any transaction that would result in the Company making, prior to March 31, 2021, any cash payment in consideration of the repurchase, retirement or other acquisition or retirement for value by the Company of its capital stock provided that this Section 6.06 shall not limit the Company’s (x) ability to make repurchases of its common stock (a) to

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the extent such repurchases do not exceed the number of shares of its common stock issued after the Amendment No. 1 Effective Date (and not repurchased pursuant to clause (b) below) pursuant to compensation or benefit plans or agreements for directors, officers or employees of the Company and its Subsidiaries and any other participants under such plans and/or (b) any payment (whether in cash, securities or other property) on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any of the Company’s capital stock or other equity interests, pursuant to and in accordance with stock option plans or other benefit plans (including with respect to performance shares issued in the ordinary course of business) for present or former officers, directors, consultants or employees of the Company in the ordinary course of business consistent with past practice; or (y) payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for any of the Company’s capital stock or other equity interests.

(f)    Section 10.21 of the Credit Agreement is amended in full to read as follows:

SECTION 10.21.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

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“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Loan Market Association” shall mean the London trade association, which is the self-described authoritative voice of the syndicated loan markets in Europe, the Middle East and Africa.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 2.    Conditions of Effectiveness. This Amendment shall become effective as of the date hereof, provided that the Administrative Agent shall have received the following:

(a)    Executed Counterparts. Counterparts of this Amendment executed by the Company and the Lenders party to the Credit Agreement constituting the Required Lenders;

(b)    Amendment Fee. Payment by the Company to the Administrative Agent, for the account of each of the Lenders that executes this Amendment on or prior to June 22, 2020, a one-time amendment fee in an amount equal to ten (10) basis points of each such Lender’s Revolving Commitment; and

(c)    Fees and Expenses. Payment by the Company in full of the costs, expenses, and fees then required to be paid in accordance with Section 10.05(a) of the Credit Agreement or Section 5 hereof.

SECTION 3.    Representations and Warranties The Company represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its applicable Subsidiaries, that (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date; provided that (x) any representation and warranty that is qualified by materiality shall be true and correct in all respects on and as of the applicable date and (y) each reference in said Article III to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby and (b) no Event of Default or Default has occurred and is continuing.

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SECTION 4.    Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)    The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)    This Amendment constitutes a Loan Document.

SECTION 5.    Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.05(a) of the Credit Agreement.

SECTION 6.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, further, that, without limiting the foregoing, upon the request of any party hereto, any electronic signature shall be promptly followed by such manually executed counterpart.

SECTION 7.    Applicable Law, Jury Waiver and Jurisdiction. The provisions set forth in Sections 10.06 (Applicable Law), 10.13 (Jurisdiction; Consent To Service of Process) and 8.14 (Waiver of Jury Trial) of the Credit Agreement shall apply to this Amendment

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and are hereby incorporated by reference, mutatis mutandis, with the same force and effect as if fully set forth in this Amendment (and as if each reference to “this Agreement” were a reference to this Amendment).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

XYLEM INC.

By:	/s/ Samir Patel
Name:	Samir Patel
Title:	Vice President and Treasurer

CITIBANK, N.A., as Administrative Agent and as Lender

By:	/s/ Susan M. Olsen
Name:	Susan M. Olsen
Title:	Vice President

BNP PARIBAS

By:	/s/ Rick Pace
Name:	Rick Pace
Title:	Managing Director

By:	/s/ Andrew-Sebastien Aschehoug
Name:	Andrew-Sebastien Aschehoug
Title:	Director

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ING BANK N.V., DUBLIN BRANCH

By:	/s/ Barry Fehily
Name:	Barry Fehily
Title:	Managing Director

By:	/s/ Padraig Matthews
Name:	Padraig Matthews
Title:	Director

JPMORGAN CHASE BANK, N.A

By:	/s/ Jonathan Bennett
Name:	Jonathan Bennett
Title:	Executive Director

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Richard Zell
Name:	Richard Zell
Title:	Director

AUSTRALIA AND NEW ZEALAND
BANKING GROUP LIMITED

By:	/s/ Robert Grillo
Name:	Robert Grillo
Title:	Director

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DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By:	/s/ Annie Chung
Name:	Annie Chung
Title:	Director

MUFG BANK, LTD.

By:	/s/ Victor Pierzchalski
Name:	Victor Pierzchalski
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Kenneth R. Fieler
Name:	Kenneth R. Fieler
Title:	Vice President

SKANDINAVISKA ENSKILDA BANK AB
(PUBL) FRANKFURT BRANCH

By:	/s/ Jürgen Baudisch
Name:	Jürgen Baudisch
Title:	Head of LC&FI Frankfurt Branch

By:	/s/ Michael Leitzbach
Name:	Michael Leitzbach
Title:	Head of Corporate Banking Germany

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SVENSKA HANDELSBANKEN AB (PUBL),
NEW YORK BRANCH

By:	/s/ Mark Emmett
Name:	Mark Emmett
Title:	Vice President

By:	/s/ Anna Gustafsson
Name:	Anna Gustafsson
Title:	Vice President

TD BANK, N.A

By:	/s/ Christopher Matheson
Name:	Christopher Matheson
Title:	Senior Vice President

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